Exhibit 99.1

CVR Partners Reports Second Quarter 2019 Results
and Announces Cash Distribution of 14 Cents

SUGAR LAND, Texas (July 24, 2019) – CVR Partners, LP (NYSE: UAN), a manufacturer of ammonia and urea ammonium nitrate (UAN) solution fertilizer products, today announced net income of $19 million, or 17 cents per common unit, on net sales of $138 million for the second quarter 2019, compared to a net loss of $16 million, or 15 cents per common unit, on net sales of $93 million for the second quarter 2018. Adjusted EBITDA was $60 million for the second quarter of 2019, compared to Adjusted EBITDA of $26 million for the second quarter of 2018.

“We continued to experience wet weather across the Midwest during the second quarter of 2019, which impacted the spring planting season and hindered the movement of nitrogen fertilizer across the country,” said Mark Pytosh, Chief Executive Officer of CVR Partners’ general partner. “However, our plants ran well in the quarter, with ammonia utilization rates of 97 percent at Coffeyville and 98 percent at East Dubuque. Despite the weather impacts, we experienced solid demand for fertilizer during the second quarter and were able to deliver significant volumes of product to customers at netback prices much higher than the second quarter 2018,” Pytosh said.

“In addition, CVR Partners created strong distributable cash in the 2019 second quarter and declared a distribution of 14 cents per unit,” Pytosh concluded.

Consolidated Operations

For the second quarter of 2019, CVR Partners’ consolidated average realized gate prices for UAN improved significantly over the prior year, up 14 percent to $217 per ton, while ammonia was up 31 percent over the prior year to $456 per ton. Average realized gate prices for UAN and ammonia were $191 per ton and $348 per ton, respectively, for the second quarter 2018.

CVR Partners’ fertilizer facilities produced a combined 211,000 tons of ammonia during the second quarter of 2019, of which 71,000 net tons were available for sale while the rest was upgraded to other fertilizer products, including 316,000 tons of UAN. In the second quarter of 2018, the fertilizer facilities produced 174,000 tons of ammonia, of which 65,000 net tons were available for sale while the remainder was upgraded to other fertilizer products, including 241,000 tons of UAN.

Distributions

CVR Partners also announced that, on July 24, 2019, the Board of Directors of its general partner declared a second quarter 2019 cash distribution of 14 cents per common unit, which will be paid on Aug 12, 2019, to common unitholders of record as of the close of market on Aug 5, 2019.

CVR Partners is a variable distribution master limited partnership. As a result, its distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance, fluctuations in the prices received for its finished products, maintenance capital expenditures, and cash reserves deemed necessary or appropriate by the Board of Directors of its general partner.

Second Quarter 2019 Earnings Conference Call

CVR Partners previously announced that it will host its second quarter 2019 Earnings Conference Call on Thursday, July 25, at 11 a.m. Eastern. The Earnings Conference Call may also include discussion of the Partnership’s developments, forward-looking information and other material information about business and financial matters.

The second quarter 2019 Earnings Conference Call will be webcast live and can be accessed on the Investor Relations section of CVR Partners’ website at www.CVRPartners.com. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8029. The webcast will be archived and available for 14 days at http://edge.media-server.com/mmc/p/9rzqv9co. A repeat of the call also can be accessed for 14 days by dialing (877) 660-6853, conference ID 13692309.

Qualified Notice
This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of CVR Partners’ distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, CVR Partners’ distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Forward-Looking Statements
This news release contains forward-looking statements. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: distributions including the timing, payment and variations thereof; operating performance; product prices; reserves; capital expenditures; continued safe and reliable operations; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) impacts of planting season on our business, general economic and business conditions and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Partners disclaims any intention or obligation to update publicly or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Partners, LP
Headquartered in Sugar Land, Texas, CVR Partners, LP is a Delaware limited partnership focused on the production, marketing and distribution of nitrogen fertilizer products. It primarily produces urea ammonium nitrate (UAN) and ammonia, which are predominantly used by farmers to improve the yield and quality of their crops. CVR Partners’ Coffeyville, Kansas, nitrogen fertilizer manufacturing facility includes a 1,300 ton-per-day ammonia unit, a 3,000 ton-per-day UAN unit and a dual-train gasifier complex having a capacity of 89 million standard cubic feet per day of hydrogen. CVR Partners’ East Dubuque, Illinois, nitrogen fertilizer manufacturing facility includes a 1,075 ton-per-day ammonia unit and a 1,100 ton-per-day UAN unit.

For further information, please contact:

Investor Contact:
Richard Roberts
CVR Partners, LP
(281) 207-3205
InvestorRelations@CVRPartners.com

Media Relations:
Brandee Stephens
CVR Partners, LP
(281) 207-3516
MediaRelations@CVRPartners.com

Non-GAAP Measures

Our management uses certain non-GAAP performance measures, and reconciliations to those measures, to evaluate current and past performance and prospects for the future to supplement our GAAP financial information presented in accordance with U.S. GAAP. These non-GAAP financial measures are important factors in assessing our operating results and profitability and include the performance and liquidity measures defined below.

The following are non-GAAP measures presented for the period ended June 30, 2019:

EBITDA - Net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense.

Adjusted EBITDA - EBITDA adjusted to exclude turnaround expense which management believes is material to an investor’s understanding of the Partnership’s underlying operating results.

Reconciliation of Net Cash Provided By (Used in) Operating Activities to EBITDA - Net cash provided by (used in) operating activities reduced by (i) interest expense, net, (ii) income tax expense (benefit), (iii) change in working capital, and (iv) other non-cash adjustments.

Available Cash for Distribution - Adjusted EBITDA reduced for cash reserves established by the board of directors of our general partner for (i) debt service, (ii) maintenance capital expenditures, (iii) turnaround expenses and, to the extent applicable, (iv) reserves for future operating or capital needs that the board of directors of our general partner deems necessary or appropriate, if any, in its sole discretion. Available cash for distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the board of directors of our general partner.

We present these measures because we believe they may help investors, analysts, lenders and ratings agencies analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including but not limited to our operating performance as compared to other publicly traded companies in the refining industry, without regard to historical cost basis or financing methods and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. See “Non-GAAP Reconciliations” section included herein for reconciliation of these amounts. Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document.

CVR Partners, LP
(all information in this release is unaudited)

Financial and Operational Data

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per unit data)	2019	2018	2019	2018
Consolidated Statement of Operations Data
Net sales (a)	$137,660	$93,197	$229,533	$173,056
Operating costs and expenses:
Cost of materials and other	26,000	19,139	49,730	41,608
Direct operating expenses (exclusive of depreciation and amortization)	45,630	47,465	80,450	86,134
Depreciation and amortization	25,030	20,405	41,614	36,831
Cost of sales	96,660	87,009	171,794	164,573
Selling, general and administrative expenses	6,465	6,900	13,311	12,562
(Gain) loss on asset disposals	(9)	78	445	132
Operating income (loss)	34,544	(790)	43,983	(4,211)
Other income (expense):
Interest expense, net	(15,599)	(15,677)	(31,249)	(31,388)
Other income, net	35	27	55	71
Net income (loss) before income taxes	18,980	(16,440)	12,789	(35,528)
Income tax expense (benefit)	12	19	(100)	(18)
Net income (loss)	$18,968	$(16,459)	$12,889	$(35,510)

Basic and diluted earnings per unit data	$0.17	$(0.15)	$0.11	$(0.31)
Distributions declared per unit data	0.07	—	0.19	—

Adjusted EBITDA*	$59,760	$25,979	$85,803	$39,095
Available Cash for Distribution*	15,297	—	23,146	(4,139)

Weighted-average common units outstanding - basic and diluted	113,283	113,283	113,283	113,283

* See “Non-GAAP Reconciliations” section below for a reconciliation of these amounts.

(a)        Below are the components of net sales:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2019	2018	2019	2018
Reconciliation to net sales:
Fertilizer sales	$128,502	$84,703	$210,589	$153,974
Freight in revenue	7,139	6,364	15,157	15,103
Other	2,019	2,130	3,787	3,979
Total net sales	$137,660	$93,197	$229,533	$173,056

Selected Balance Sheet Data

(in thousands)	June 30, 2019	December 31, 2018
Cash and cash equivalents	$69,266	$61,776
Working capital	97,755	71,346
Total assets	1,190,405	1,254,388
Total long-term debt	630,655	628,989
Total liabilities	699,213	754,562
Total partners’ capital	491,192	499,826

Selected Cash Flow Data

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2019	2018	2019	2018
Net cash flow (used in) provided by:
Operating activities	$(17,243)	$(26,956)	$34,681	$(12,470)
Investing activities	(2,168)	(5,903)	(5,668)	(8,451)
Financing activities	(7,929)	—	(21,523)	—
Net (decrease) increase in cash and cash equivalents	$(27,340)	$(32,859)	$7,490	$(20,921)

Capital Expenditures

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2019	2018	2019	2018
Maintenance capital expenditures	$1,684	$5,668	$4,502	$9,030
Growth capital expenditures	288	1,745	303	2,198
Total capital expenditures	$1,972	$7,413	$4,805	$11,228

Key Operating Data

Ammonia Utilization Rates (1)

	Two Years Ended June 30,
(percent of capacity utilization)	2019	2018
Consolidated	92%	94%
Coffeyville	94%	93%
East Dubuque	90%	95%

(1)
Reflects our ammonia utilization rates on a consolidated basis and at each of our facilities. Utilization is an important measure used by management to assess operational output at each of the Partnership’s facilities. Utilization is calculated as actual tons produced divided by capacity. We present our utilization on a two-year rolling average to take into account the impact of our current turnaround cycles on any specific period. The two-year rolling average is a more useful presentation of the long-term utilization performance of our plants. Additionally, we present utilization solely on ammonia production rather than each nitrogen product as it provides a comparative baseline against industry peers and eliminates the disparity of plant configurations for upgrade of ammonia into other nitrogen products. With our efforts being primarily focused on ammonia upgrade capabilities, this measure provides a meaningful view of how well we operate.

Sales and Production Data

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Consolidated sales (thousand tons):
Ammonia	110	82	146	118
UAN	340	270	628	615

Consolidated product pricing at gate (dollars per ton) (2):
Ammonia	$456	$348	$434	$340
UAN	217	191	219	169

Consolidated production volume (thousand tons):
Ammonia (gross produced) (3)	211	174	390	373
Ammonia (net available for sale) (3)	71	65	112	124
UAN	316	241	651	580

Feedstock:
Petroleum coke used in production (thousand tons)	134	90	266	208
Petroleum coke used in production (dollars per ton)	$34.60	$25.33	$36.14	$21.34
Natural gas used in production (thousands of MMBtus) (4)	2,070	1,964	3,510	3,814
Natural gas used in production (dollars per MMBtu) (4)	$2.61	$2.78	$3.11	$3.00
Natural gas in cost of materials and other (thousands of MMBtus) (4)	3,185	2,571	4,193	3,829
Natural gas in cost of materials and other (dollars per MMBtu) (4)	$3.32	$2.84	$3.45	$3.05

(2)
Product pricing at gate represents sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.

(3)
Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent ammonia available for sale that was not upgraded into other fertilizer products.

(4)	The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expense.

Key Market Indicators

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Ammonia - Southern plains (dollars per ton)	$382	$343	$404	$362
Ammonia - Corn belt (dollars per ton)	495	396	496	412
UAN - Corn belt (dollars per ton)	226	211	228	211

Natural gas NYMEX (dollars per MMBtu)	$2.51	$2.83	$2.69	$2.84

Non-GAAP Reconciliations

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,			Six Months Ended June 30,
(in thousands)	2019		2018	2019	2018
Net income (loss)	$18,968	0	$(16,459)	$12,889	$(35,510)
Add:
Interest expense, net	15,599		15,677	31,249	31,388
Income tax (benefit)	12		19	(100)	(18)
Depreciation and amortization	25,030		20,405	41,614	36,831
EBITDA	$59,609		$19,642	$85,652	$32,691
Add:
Major turnaround expense	$151		$6,337	$151	$6,404
Adjusted EBITDA	$59,760		$25,979	$85,803	$39,095

Reconciliation of Net Cash Provided By Operating Activities to EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2019	2018	2019	2018
Net cash (used in) provided by operating activities	$(17,243)	$(26,956)	$34,681	$(12,470)

Add:
Interest expense, net	15,599	15,677	31,249	31,388
Income tax (benefit)	12	19	(100)	(18)
Change in working capital	63,246	32,988	24,148	17,042
Other non-cash adjustments	(2,005)	(2,086)	(4,326)	(3,251)
EBITDA	$59,609	$19,642	$85,652	$32,691

Reconciliation of Adjusted EBITDA to Available Cash for Distribution

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2019	2018	2019	2018
Adjusted EBITDA	$59,760	$25,979	$85,803	$39,095
Less:
Debt service	(14,865)	(14,870)	(29,692)	(29,790)
Maintenance capital expenditures	(1,447)	(4,098)	(4,814)	(6,366)
Turnaround expenses	(151)	(6,337)	(151)	(6,404)
Reserve for East Dubuque turnaround	(7,000)	—	(7,000)	—
Reserve for maintenance capital expenditures	(16,000)	—	(16,000)	—
Cash reserves for future operating needs	(5,000)	(674)	(5,000)	(674)
Available Cash for Distribution (1)	$15,297	$—	$23,146	$(4,139)

Common units outstanding (in thousands)	113,283	113,283	113,283	113,283

(1)
Amount represents the cumulative Available Cash based on quarter-to-date and year-to-date results, respectively. However, Available Cash for distribution is calculated quarterly, with distributions (if any) being paid in the following period.